UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.03.	Bankruptcy or Receivership.

On November 10, 2008, Accentia Biopharmaceuticals, Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). On August 16, 2010, Debtors filed their First Amended Joint Plan of Reorganization, and on October 25, 2010 Debtors filed the First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On October 27, 2010, the Bankruptcy Court held a Confirmation hearing and confirmed the Plan, and on November 2, 2010 the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order. In connection with the confirmation hearing all creditor classes deemed “impaired” pursuant to the Bankruptcy Code voted to support the Plan.

The Debtors anticipate that they will likely emerge from Chapter 11 protection on or about November 17, 2010 (the actual date of emergence, the “Effective Date”). Although Debtors anticipate that all conditions that the Debtors must satisfy before the Effective Date, other than the passage of time, will have been satisfied, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, the First Modification to the Plan, and the Confirmation Order, which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Plan of Reorganization

The Plan provides for, among other things, a restructuring of pre-petition debt, as follows: (i) approximately $33.1 million of secured indebtedness outstanding under the Company’s prepetition debt instruments; (ii) approximately $26.2 million of unsecured indebtedness outstanding under the Company’s prepetition debt instruments through either issuance of a new interest bearing unsecured note or conversion into the Company’s common stock; and (iii) approximately $9.0 million in general unsecured indebtedness through either issuance of a new 40-month interest bearing unsecured note or conversion into the Company’s common stock. All outstanding shares of the Company’s common stock will remain issued and outstanding at and after the Effective Date.

Capital Structure

As of the effectiveness of the Plan, the Company’s Amended and Restated Certificate of Incorporation will authorize the Company to issue up to 150,000,000 shares of preferred stock and up to 300,000,000 shares of Common Stock, and each share of Company common stock outstanding immediately before the effectiveness of the Plan will, under the terms of the Plan, remain outstanding after effectiveness. The Plan provides for the issuance of shares of common stock in connection with the completion of the Plan, at the election of certain classes of creditors. No preferred stock is to be issued in connection with the Plan.

Upon the Effective Date, the Company’s capital structure would consist of the following:

Common Stock (Par value $0.001) Issued and Outstanding:	59,548,208 Shares

Common Stock Reserved for Issuance to Creditors Pursuant to Plan(1):	46,763,106 Shares

(1) These shares are reserved for possible issuance to creditors in conversion of secured and unsecured debt instruments (including debt convertible at the election of creditors and in some instances of the Company), elimination of outstanding warrants, and in conversion of general unsecured obligations at a conservative assumed conversion price of $0.90 per share. The number of shares of common stock actually issued under the Plan will depend upon a number of variable factors, including market price of the Company’s common stock and elections made by various creditor parties, and in certain instance elections made by the Company.

Classification and Treatment of Claims and Equity Interests

The classification and treatment of all Claims and Equity Interests in the Debtors are summarized in Articles 3, 4 & 5 of the Plan.

Assets and Liabilities

Information as to the Company’s assets and liabilities as of the most recent practicable date is contained in the Company’s Balance Sheet dated September 30, 2010 (unaudited) attached as Exhibit 10.4 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:

a.	Press release dated October 28, 2010, by the Company titled “Accentia Announces Confirmation of Plan of Reorganization”. A copy of this press release is attached as Exhibit 99-1 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature constitute “forward-looking statements”. Such statements include, but are not limited to, statements about Revimmune™, BiovaxID®, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials, the intent to treat analysis, accelerated approval and all aspects of the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

In reviewing the agreements included as exhibits to this report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company, its affiliates or subsidiaries or other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to persons not a party to the applicable agreement; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public files, which are available without charge through the SEC’s website at http://www.sec.gov.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey

Samuel S. Duffey
President & General Counsel

Date: November 2, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. Under Chapter 11 of Title 11, United States Code

10.2	First Modification to First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. Under Chapter 11 of Title 11, United States Code

10.3	Order Confirming First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. Under Chapter 11 of Title 11, United States Code dated as of August 16, 2010, as Modified, Pursuant to 11 U.S.C. §1129

10.4	The Company’s Balance Sheet dated September 30, 2010 (unaudited)

99.1	Press Release dated October 28, 2010 titled, “Accentia Announces Confirmation of Plan of Reorganization”.